Exhibit 99.1

NYSE: OWLT

Owlet Announces Second Quarter 2021 Financial Results

Lehi, Utah – August 12, 2021 – Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT) today reported financial results for the second quarter ended June 30, 2021.

Recent Highlights

•	Generated revenues of $24.9 million in the second quarter.

•	Achieved gross margin of 54.2% in the second quarter, a 600 basis point increase compared to 48.2% gross margin for the same period in 2020.

•	Advanced Owlet’s international commercial strategy, launching in Germany, Austria, and Sweden during the second quarter.

•

Continued to scale the business to support growth with strategic hiring across the company, accelerated sales and marketing initiatives and invested in development of the Company’s connected products and services portfolio.

•

Completed the business combination with Sandbridge Acquisition Corporation in July 2021 adding over $135 million in cash to the Company’s balance sheet to accelerate the Company’s growth opportunities.

“We had an incredible quarter, recording strong year-over-year and sequential revenue growth, with significant year-over-year margin expansion. These results reflect the growing demand for our Smart Sock and Monitor Duo products as we expand our connected nursery solutions and care platform. We also reached an exciting milestone as we surpassed 1 million babies monitored with the Smart Sock, an important step toward our mission of every baby and every parent having access to technology like that offered by Owlet,” said Kurt Workman, Co-Founder and Chief Executive Officer at Owlet.

Workman continued, “International expansion is key to our mission as well, and our second quarter launches throughout Europe represent great progress. Another important part of our recent, as well as our projected future successes, is having the right people to drive it forward. We believe this week’s on-time release of the brand new Smart Sock Plus product is a testament to the brilliant leadership and talent we’ve added to our team.”

“We believe parents deserve access to the best technology and resources to care for their little ones at home, and we have the capital, the momentum, and the team to deliver on this big vision,” Workman said.

Financial Results for the Second Quarter Ended June 30, 2021

Revenues were $24.9 million for the quarter ended June 30, 2021, an increase of 35.8% from revenues of $18.4 million in the second quarter of 2020 and a 13.8% sequential increase from revenues of $21.9 million in the first quarter of 2021.

For year-over-year historical revenue comparisons, in the second quarter of 2020, revenues of $18.4 million included approximately $2.2 million of initial sell-in of the Company’s newest Smart Sock 3 and Monitor Duo 3 products to prepare for the third quarter 2020 launch. Excluding this, the second quarter of 2021 year-over-year revenue growth would have been 54%.

The cost of revenues for the quarter ended June 30, 2021 was $11.4 million compared to $9.5 million for the same period in 2020. The overall gross margin for the quarter ended June 30, 2021 was 54.2%, a 600 basis point increase compared to 48.2% gross margin for the same period in 2020. Sequentially gross margins were down, as the second quarter is a more seasonally promotional quarter than the first quarter, with Mother’s Day and Father’s Day. In addition, Owlet participated in Amazon Prime Day in June.

During the quarter, Owlet hired talent strategically across the Company, accelerated sales and marketing initiatives and invested in development of its connected products and services portfolio to further penetrate the market and drive long-term revenue growth. In addition, the Company incurred approximately $2.2 million of certain one-time, transaction-related costs.

Operating expenses for the second quarter were $19.4 million compared to $9.5 million for the same period in 2020, an increase of $9.9 million, primarily due to investments in scaling the Company to accelerate growth.

Net loss for the quarter ended June 30, 2021 was $5.3 million compared to $1.1 million for the same period in 2020. EBITDA loss for the second quarter of 2021 was $4.6 million, compared to EBITDA loss of $0.6 million for the same period in 2020.

Adjusted EBITDA loss for the second quarter of 2021 was $2.6 million compared to Adjusted EBITDA loss of $0.1 million for the same period in 2020. Net loss margin was 21.4% for the second quarter of 2021 compared to 6.0% for the same period in 2020. Adjusted EBITDA margin was (10.4)% for the second quarter of 2021 compared to (0.6)% for the same period in 2020.

Net loss per share for the quarter ended June 30, 2021 was $0.49, compared to $0.10 for the same period in 2020. Adjusted net loss per share was $0.30 for the quarter ended June 30, 2021, compared to $0.06 for the same period in 2020. As the business combination transaction with Sandbridge Acquisition Corporation was consummated in July 2021, the loss per share amounts for the quarters ended June 30, 2021 and 2020 reflect Owlet’s capitalization prior to the business combination transaction.

Financial Outlook

The Company reiterates its full year 2021 guidance:

•	Revenues of $107 million.

•	Gross margin is expected to be between 54-55%.

•	Adjusted EBITDA margin of (24.5)%.

Conference Call and Webcast Information

Owlet will host a conference call and audio webcast today at 4:30 p.m. ET to discuss its financial results for the second quarter of 2021.

Domestic:	1-844-200-6205
International:	1-646-904-5544
Access Code:	817875

Parties wishing to access the call via webcast should use the link in the Investors section of the Owlet website at www.investors.owletcare.com. A replay of the webcast will be available in the Investors section of the website approximately 30 minutes after the conclusion of the call.

About Owlet Inc.

Owlet (NYSE: OWLT) was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. For more information about Owlet, please visit www.owletcare.com.

Forward-Looking Statement Disclaimer

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Owlet’s future financial or operating performance. For example, statements relating to Owlet’s financial outlook for 2021 and expectations regarding pursuit of growth opportunities are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-

looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Owlet and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Owlet’s competition; the regulatory pathway for Owlet products and responses from regulators, including the U.S. Food and Drug Administration and similar regulators outside of the United States; the ability of Owlet to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Owlet’s management and key employees; changes in applicable laws or regulations; the possibility that Owlet may be adversely affected by other economic, business, regulatory and/or competitive factors; the evolution of the markets in which Owlet competes; the ability of Owlet to implement its strategic initiatives and continue to innovate its existing products; the ability of Owlet to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID-19 pandemic on Owlet’s business; Owlet’s limited operating history and history of losses; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Owlet may elect to update such forward-looking statements at some point in the future, other than as required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Non-GAAP Financial Measures

This press release includes references to financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, Adjusted net loss and Adjusted net loss per share. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, interest income, and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, interest income, depreciation and amortization, preferred stock mark-to-market adjustments, stock-based compensation, transaction costs, loss on extinguishment of debt, and gain on loan forgiveness. EBITDA margin is defined as EBITDA divided by revenues. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted net loss is defined as net loss adjusted for stock-based compensation, transaction costs, preferred stock mark to market, loss on extinguishment of debt, and gain on loan forgiveness. Adjusted loss per share is defined as Adjusted net loss divided by weighted-average common shares.

The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s non-GAAP financial measures. The Company’s presentation of Company’s non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that the Company will not modify the presentation of the Company’s non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Investors

Mike Cavanaugh

Westwicke/ICR

Phone: +1.617.877.9641

mike.cavanaugh@westwicke.com

Media

Jane Putnam

Owlet, Inc.

Phone: +1.801.647.0025

jputnam@owletcare.com

Owlet Baby Care Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$12,218	$17,009
Accounts receivable, net of allowance for doubtful accounts of $622 and $201	17,394	10,525
Inventory	11,051	7,912
Capitalized transaction costs	4,019	522
Prepaid expenses and other current assets	1,327	1,646

Total current assets	$46,009	$37,614
Property and equipment, net	1,823	1,718
Intangible assets, net	609	605
Internally developed software	204	—
Other assets	183	181

Total assets	$48,828	$40,118

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	19,434	16,379
Accrued and other expenses	12,449	10,592
Deferred revenues	1,663	1,643
Line of credit	16,287	9,700
Current portion of related party convertible notes payable	7,104	6,934
Current portion of long-term debt	4,000	2,024

Total current liabilities	$60,937	$47,272
Deferred rent, net of current portion	280	322
Long-term deferred revenues, net of current portion	168	159
Long-term debt, net	10,991	10,180
Preferred stock warrant liabilities	8,571	2,993
Other long-term liabilities	13	13

Total liabilities	$80,960	$60,939
Commitments and contingencies (Note 6)
Redeemable convertible Series A and Series A-1 preferred stock, $0.0001 par value, 23,030,285 shares authorized; 22,596,929 shares issued and outstanding (liquidation preference of $9,702 and $14,245 for Series A and Series A-1, respectively)	23,652	23,652
Redeemable convertible Series B and Series B-1 preferred stock, $0.0001 par value, 7,507,073 shares authorized; 7,507,071 shares issued and outstanding (liquidation preference of $19,000 and $3,745 for Series B and Series B-1, respectively)	23,536	23,536
Stockholders’ deficit:
Common stock, $0.0001 par value, 52,000,000 shares authorized; 10,982,416 and 10,772,774 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	1	1
Additional paid-in capital	5,589	3,708
Accumulated deficit	(84,910)	(71,718)

Total stockholders’ deficit	(79,320)	(68,009)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$48,828	$40,118

Owlet Baby Care Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$24,938	$18,365	$46,849	$33,236
Cost of revenues	11,420	9,521	20,648	17,352

Gross profit	13,518	8,844	26,201	15,884

Operating expenses:
General and administrative	7,285	2,748	13,266	5,420
Sales and marketing	7,568	4,248	13,687	8,060
Research and development	4,518	2,471	7,949	4,904

Total operating expenses	19,371	9,467	34,902	18,384

Operating loss	(5,853)	(623)	(8,701)	(2,500)

Other income (expense):
Gain on loan forgiveness	2,098	—	2,098	—
Interest expense, net	(484)	(344)	(901)	(633)
Preferred stock mark to market adjustment	(970)	8	(5,578)	8
Loss on extinguishment of debt	(182)	(172)	(182)	(172)
Other income, net	58	37	79	75

Total other income (expense), net	520	(471)	(4,484)	(722)

Loss before income tax provision	(5,333)	(1,094)	(13,185)	(3,222)
Income tax provision	(2)	—	(7)	—

Net loss	$(5,335)	$(1,094)	$(13,192)	$(3,222)

Net loss per share attributable to common stockholders, basic and diluted	(0.49)	(0.10)	(1.21)	(0.30)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	10,973,713	10,699,022	10,901,698	10,656,154

Owlet Baby Care Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,192)	$(3,222)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	509	362
Amortization of debt issuance costs	—	18
Amortization of debt discount	19	75
Non-cash gain on forgiveness of debt	(2,098)	—
Non-cash loss on extinguishment of debt	173	—
Loss (gain) on disposal of intangibles	7	(11)
Stock-based compensation	1,613	454
Write-down of inventory to net realizable value	74	—
Provision for losses (recoveries) on accounts receivable	420	(25)
Change in fair value of preferred stock warrant liability	5,578	(8)
Changes in operating assets and liabilities:
Accounts receivable	(7,289)	(1,712)
Prepaid expenses and other assets	(3,181)	217
Inventory	(3,213)	1,685
Accounts payable	2,935	2,036
Accrued and other expenses	1,881	1,530
Deferred related party convertible notes payable interest	170	171
Deferred revenues	29	306
Deferred rent	(43)	(18)

Net cash (used in) provided by operating activities	(15,608)	1,858

Cash flows from investing activities
Purchase of property and equipment	(475)	(411)
Purchase of intangible assets	(46)	(8)
Internally developed software	(188)	—

Net cash used in investing activities	(709)	(419)

Cash flows from financing activities
Proceeds from line of credit	8,182	9,917
Payments on line of credit	(1,595)	(11,021)
Proceeds from issuance of long-term debt	5,000	1,000
Payments on financed insurance premium	(320)	(110)
Payments for extinguishment of debt	(9)	—
Proceeds from Paycheck Protection Program loan	—	2,075
Proceeds from exercise of common stock options	268	69

Net cash provided by financing activities	11,526	1,930

Net change in cash and cash equivalents	(4,791)	3,369
Cash and cash equivalents at beginning of period	17,009	11,736

Cash and cash equivalents at end of period	$12,218	$15,105

Supplemental disclosure of cash flow information:
Cash paid for interest	$330	$223
Supplemental disclosure of non-cash financing activities:
Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	$226
Unpaid purchases of property and equipment	$68	$432
Unpaid purchases of intangibles	$52	$25

Owlet Baby Care Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(5,335)	$(1,094)	$(13,192)	$(3,222)
Income tax provision	2	—	7	—
Interest expense	485	348	903	668
Interest income	(1)	(4)	(2)	(35)
Depreciation and amortization	259	199	509	362

EBITDA	$(4,590)	$(551)	$(11,775)	$(2,227)
Preferred stock mark to market adjustment	970	(8)	5,578	(8)
Stock based compensation	785	273	1,613	454
Transaction costs	2,152	—	4,027	—
Loss on extinguishment of debt	182	172	182	172
Gain on loan forgiveness	(2,098)	—	(2,098)	—

Adjusted EBITDA	$(2,599)	$(114)	$(2,473)	$(1,609)

Net loss margin	(21.4)%	(6.0)%	(28.2)%	(9.7)%
Adjusted EBITDA margin	(10.4)%	(0.6)%	(5.3)%	(4.8)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(5,335)	$(1,094)	$(13,192)	$(3,222)
Non-GAAP Adjustments:
Stock based compensation	785	273	1,613	454
Transaction costs	2,152	—	4,027	—
Preferred stock mark to market	970	(8)	5,578	(8)
Loss on extinguishment of debt	182	172	182	172
Gain on loan forgiveness	(2,098)	—	(2,098)	—

Adjusted net loss	$(3,344)	$(657)	$(3,890)	$(2,604)

Weighted-average common shares	10,973,713	10,699,022	10,901,698	10,656,154
Adjusted weighted-average common shares	10,973,713	10,699,022	10,901,698	10,656,154

Net loss per share	$(0.49)	$(0.10)	$(1.21)	$(0.30)

Adjusted net loss per share	$(0.30)	$(0.06)	$(0.36)	$(0.24)